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                                                                   EXHIBIT 99(e)

                         REPORT OF INDEPENDENT AUDITORS

The Partners
San Antonio SMSA Limited Partnership

     We have audited the balance sheets of San Antonio SMSA Limited Partnership as of December 31, 1994 and 1993, and the related statements of income, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San Antonio SMSA Limited Partnership at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/  Ernst & Young LLP
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Ernst & Young LLP

Dallas, Texas
February 10, 1995

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